Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267200 on Form S-1/A of ZeroFox Holdings, Inc. of our report dated April 7, 2022 relating to the financial statements of ZeroFox, Inc. and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

McLean, VA

September 27, 2022